UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2011
Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-34819 (Commission File Number)	95-4766827 (IRS Employer Identification No.)

605 East Huntington Drive, Suite 205 Monrovia, CA (Address of Principal Executive Offices)	91016 (Zip Code)
(626) 775-3400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2011, Green Dot Corporation (the “Company”) entered into a modification agreement (the “Modification Agreement”) with CB&T, a division of Synovus Bank (formerly known as Columbus Bank and Trust Company) (“Lender”). The Modification Agreement amended that certain Sixth Amended and Restated Loan and Line of Credit Agreement (the “Line of Credit”), dated March 24, 2010, between Lender and the Company. The Modification Agreement extends the term of the Line of Credit from March 24, 2011 to March 24, 2012, lowers the interest rate on the Line of Credit from the London Interbank Offered Rate (“LIBOR”) plus 3.5 percent to LIBOR plus 2.0 percent and increases the cash collateral requirements under the Line of Credit from $5.0 million to $10.0 million. The Modification Agreement also modifies certain financial covenants, including the elimination of minimum liquidity and minimum tangible net worth requirements. As of March 31, 2011, the Company had no outstanding borrowings under the Line of Credit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 31, 2011, the Company entered into the Modification Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 29, 2011, the Compensation Committee of the Board of Directors of the Company approved the Company’s 2011 Executive Officer Incentive Bonus Plan (“Plan”), which is designed to reward designated executive officers if the Company achieves semi-annual profit before taxes objectives for 2011.
     The executive officer participants in the Plan, and their 2011 on-target bonus amounts under the Plan, are: Steven W. Streit, Chairman, President and Chief Executive Officer — $210,000; Mark T. Troughton, President, Cards and Network — $190,000; John L. Keatley, Chief Financial Officer — $170,000; William D. Sowell, Chief Operating Officer — $164,000; and John C. Ricci, General Counsel and Secretary — $144,000.
     Under the Plan, participants are eligible to receive up to two bonuses, each in an amount equal to 50% of the participant’s 2011 on-target bonus for achievement of the applicable financial target. The actual bonus payment is the on-target bonus payment multiplied by a percentage (which may be less than but may not exceed 100%) that varies depending upon achievement of the applicable financial target.
     The financial targets under the Plan are expressed in terms of the semi-annual goals contained in the Company financial plan for profit before tax, which is calculated by adding the amount of stock-based compensation to the amount of income before income taxes reflected in the Company’s consolidated statements of operations.
     The financial targets under the Plan may be modified or adjusted for non-recurring or extraordinary items, but otherwise may not be increased without the consent of the participants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION
By:	/s/ Simon M. Heyrick
Simon M. Heyrick
Chief Accounting Officer

Date: April 1, 2011